Exhibit 99.1

GOLDFIELD ANNOUNCES ELECTRICAL CONSTRUCTION MANAGEMENT CHANGES
MELBOURNE, Florida, June 16, 2016 - The Goldfield Corporation (NYSE MKT: GV) (“Goldfield”) announced today that, as a result of strong growth in electrical construction in recent years, the Company has reallocated responsibilities for its electrical construction operations to better serve future growth. John W. Davis III has been appointed executive vice-president of Power Corporation of America (“PCA”) and will be primarily responsible for C and C Power Line, Inc., the Company’s union electrical construction operations, and the foundation construction operations of Southeast Power Corporation (“SEP”). Robert L. Jones, former president of SEP, has been appointed interim President of PCA and SEP. Goldfield will be conducting a search for a permanent replacement for the positions assumed by Mr. Jones.
Mr. John H. Sottile, President and Chief Executive Officer of Goldfield, commented that, “Mr. Davis led electrical construction to record growth and profits.” Mr. Sottile added, “The new breadth of our electrical construction operations requires reallocation of management operating responsibilities.”
About Goldfield
Goldfield is a leading provider of electrical construction and maintenance services in the energy infrastructure industry, primarily in the southeastern and mid-Atlantic regions of the United States and in Texas. The Company specializes in installing and maintaining electrical transmission lines for a wide range of electric utilities.
For additional information, please refer to our filings with the Securities and Exchange Commission which can be found on the Company’s website at http://www.goldfieldcorp.com.
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-

K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.
For further information, please contact:
The Goldfield Corporation
Phone:    (321) 724-1700
Email:     investorrelations@goldfieldcorp.com